Calculation of Filing Fee Tables
S-8
WESBANCO INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $1.66 2/3 per share	Other	1,665,046	$ 36.085	$ 60,083,184.91	0.0001381	$ 8,297.49
Total Offering Amounts:						$ 60,083,184.91		$ 8,297.49
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 8,297.49
Offering Note
[1]	1 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plans described herein in the event of a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation or similar event. 2 Represents 1,665,046 shares of the Registrant's common stock, par value $2.0833 per share ("Common Stock") authorized for issuance under the Wesbanco, Inc. 2026 Equity Incentive Plan. 3 Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on April 21, 2026, which date is within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources